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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT*

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

Name                                        Place of Incorporation
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
Kaydon Ring and Seal, Inc.                  Delaware
Kaydon S.A. de C.V.                         Nuevo Leon, United Mexican States
Cooper Roller Bearing Company Limited       United Kingdom
Cooper Split Roller Bearing Corp.           Virginia
Cooper Geteilte Rollenlager GmbH            Germany
Industrial Tectonics Inc                    Delaware
ITI Japan Trading Company                   Delaware
Kaydon Custom Filtration Corporation        Delaware
Kaydon Acquisition XI, Inc.                 Delaware
(d/b/a Canfield Technologies, Inc.)
Kaydon Acquisition XII, Inc.                Delaware
(d/b/a Tridan International, Inc.)
Indiana Precision, Inc.                     Indiana
ACE Controls, Inc.                          Michigan
ACE Controls International, Inc.            Delaware
ACE Japan, L.L.C.                           Michigan
ACE Stossdaempfer, GmbH                     Germany
Purafil, Inc.                               Georgia
Purafil Europa B.V.                         Netherlands

* All of which are, directly or indirectly, wholly-owned by the Registrant.